                                                                      EXHIBIT 12


                            FOODBRANDS AMERICA, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)


                                           PRE-                              POST-CONFIRMATION
                                       CONFIRMATION   ---------------------------------------------------------------
                                       -------------     THREE                                                          PRO FORMA
                                        NINE MONTHS     MONTHS     FISCAL YEAR  FISCAL YEAR  FISCAL YEAR  FISCAL YEAR  FISCAL YEAR
                                           ENDED         ENDED        ENDED        ENDED        ENDED        ENDED        ENDED
                                         SEPT. 28,     DEC. 28,      JAN. 2,      JAN. 1,     DEC. 31,     DEC. 30,     DEC. 30,
                                           1991          1991         1993         1994         1994         1995         1995
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) from continuing
 operations before income taxes......    $ (46,683)    $    (681)   $   2,854    $  (5,586)   $  (4,595)   $  16,642    $  17,362
Add
  Interest on indebtedness...........       10,999         2,992        6,599        9,078       14,175       16,567       30,937
  Amortization of debt expense.......           35           204          134          579        1,406        1,811        2,018
  Portion of rents representative of
   the interest factor...............          640            89          672        1,097        1,401        1,695        1,830
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
    Income as adjusted...............    $ (35,009)    $   2,604    $  10,259    $   5,168    $  12,387    $  36,715    $  52,147
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
Fixed charges
  Interest on indebtedness...........    $  10,999     $   2,992    $   6,599    $   9,078    $  14,175       16,567    $  30,937
  Amortization of debt expense.......           35           204          134          579        1,406        1,811        2,018
  Portion of rents representative of
   the interest factor...............          640            89          672        1,097        1,401        1,695        1,830
  Capitalized interest...............       --            --           --               66           65          408          408
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
Fixed charges........................    $  11,674     $   3,285    $   7,405    $  10,820    $  17,047    $  20,481    $  35,193
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
Ratio of earnings to fixed charges...       --            --              1.4       --           --              1.8          1.5
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
                                       -------------  -----------  -----------  -----------  -----------  -----------  -----------
Insufficient earnings................    $  46,683     $     681       --        $   5,652    $   4,660       --           --
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